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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2001


                            iPrint Technologies, inc.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-29733               77-0436465
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
       incorporation)                                      Identification No.)

           255 Constitution Drive
           Menlo Park, California                              94025
  (Address of principal executive offices)                   (Zip Code)

                                 (650) 298-8500
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

On August 30, 2001, iPrint Technologies, inc. ("iPrint"), its wholly-owned subsidiary Metal Combination Corp. ("Metal"), Wood Alliance, Inc. ("Wood"), and, with respect to Article VIII and Article X only, James Childers entered into an Amended and Restated Agreement and Plan of Reorganization, amending the Agreement and Plan of Reorganization by and among iPrint, Metal, Wood, and James Childers, and dated as of June 23, 2001. The Amended and Restated Agreement and Plan of Reorganization is attached hereto as Exhibit 2.1. The parties amended and restated the Agreement and Plan of Reorganization to (i) allow for the exchange ratio to be subject to adjustments pursuant to stock splits, combinations, stock dividends, and the like, (ii) name six of the seven directors of the combined company, and (iii) extend the termination date of the merger agreement from January 1, 2002 to March 1, 2002.

On July 2, 2001, pursuant to the Loan and Security Agreement dated as of June 29, 2001, as amended on July 2, 2001, iPrint provided a secured loan to Wood in the principal amount of $200,000. This loan bears interest at 6% per annum, and is due and payable on July 1, 2002. The loan is secured by substantially all the assets of Wood and is subordinate to Wood's existing bank line of credit. The Loan and Security Agreement is attached hereto as Exhibit 10.1 and the Amendment to Loan and Security Agreement is attached hereto as Exhibit 10.2.

On August 31, 2001, pursuant to the Loan and Security Agreement dated as of August 30, 2001, iPrint provided a secured loan to Wood in the principal amount of $1 million. This loan bears interest at 10% per annum, and is due and payable on August 29, 2002, provided that iPrint has the right to demand repayment of the $1 million loan at anytime upon five business days' written notice. The loan is secured by substantially all the assets of Wood and is subordinate to Wood's existing bank line of credit. The Loan and Security Agreement is attached hereto as Exhibit 10.3.

Effective August 30, 2001, iPrint and Wood entered a Strategic Development Agreement, pursuant to which iPrint agreed to provide set-up, management, support, development and maintenance services in connection with Wood's establishment of corporate customer websites. These websites will enable employees of corporate customers to purchase customer-specific products. iPrint's services will be provided in exchange for Wood's payment of initial and monthly fees, and for Wood's provision of limited exclusivity and sales and marketing support. In addition, the Strategic Development Agreement contemplates iPrint's provision of internal systems support to Wood and Wood's provision of customer service support to iPrint. The Strategic Development Agreement is attached hereto as Exhibit 10.4.

Item 7.  Exhibits

2.1(1) Amended and Restated Agreement and Plan of Reorganization, dated as of August 30, 2001, by and among iPrint Technologies, inc., Metal Combination Corp.,

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      Wood Alliance, Inc., and, with respect to Article VIII and Article X only, James Childers.

10.1 Loan and Security Agreement, dated as of June 29, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

10.2 Amendment to Loan and Security Agreement, dated as of July 2, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

10.3 Loan and Security Agreement, dated as of August 30, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

10.4* Strategic Development Agreement, dated as of August 31, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

(1) Incorporated by reference to the exhibit previously filed as an exhibit to iPrint Technologies, inc.'s registration statement on Form S-4 filed on September 4, 2001 (333-68898).

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   iPrint Technologies, inc.


Date:  September 14, 2001                          By: /s/ Robyn R. Cerutti
                                                       -------------------------
                                                       Robyn R. Cerutti
                                                       Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

2.1(1) Amended and Restated Agreement and Plan of Reorganization, dated as of August 30, 2001, by and among iPrint Technologies, inc., Metal Combination Corp., Wood Alliance, Inc., and, with respect to Article VIII and Article X only, James Childers.

10.1 Loan and Security Agreement, dated as of June 29, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

10.2 Amendment to Loan and Security Agreement, dated as of July 2, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

10.3 Loan and Security Agreement, dated as of August 30, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

10.4* Strategic Development Agreement, dated as of August 31, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

(1) Incorporated by reference to the exhibit previously filed as an exhibit to iPrint Technologies, inc.'s registration statement on Form S-4 filed on September 4, 2001 (333-68898).

 * Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC.